Exhibit 99.2
Enterprise Products Partners L.P. ("EPD") and Enterprise GP Holdings L.P. ("EPE") Merger Announcement September 7, 2010

Investor Notice In connection with the proposed merger, a registration statement of EPD, which will include a proxy statement of EPE and other materials, will be filed with the Securities and Exchange Commission ("SEC"). INVESTORS AND SECURITY HOLDERS ARE URGED TO CAREFULLY READ THE REGISTRATION STATEMENT AND THE DEFINITIVE PROXY STATEMENT/ PROSPECTUS AND THESE OTHER MATERIALS REGARDING THE PROPOSED TRANSACTION WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT EPD, EPE AND THE PROPOSED MERGER. A definitive proxy statement / prospectus will be sent to security holders of EPE seeking their approval of the proposed merger. Investors and security holders may obtain a free copy of the proxy statement / prospectus (when it is available) and other documents containing information about EPE, without charge, at the SEC's website at www.sec.gov. EPD, EPE and their respective general partners, and the directors and certain of the executive officers of the respective general partners, may be deemed to be participants in the solicitation of proxies from the unitholders of EPE in connection with the proposed merger. Information about the directors and executive officers of the respective general partners of EPD and EPE is set forth in each company's Annual Report on Form 10-K for the year ended December 31, 2009, which were each filed with the SEC on March 1, 2010. These documents can be obtained free of charge from the sources listed above. Other information regarding the person who may be "participants" in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement / prospectus and other relevant materials to be filed with the SEC when they become available.

Forward Looking Statement This presentation includes "forward-looking statements" as defined by the SEC. All statements, other than statements of historical fact, included herein that address activities, events or developments that EPD or EPE expects, believes or anticipates will or may occur in the future, including anticipated benefits and other aspects of the proposed merger, are forward- looking statements. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including the possibility that the merger will not be completed prior to the December 31, 2010 outside termination date, required approvals by EPE unitholders and regulatory agencies, the possibility that the anticipated benefits from the proposed mergers cannot be fully realized, the possibility that costs or difficulties related to integration of the two companies will be greater than expected, the impact of competition and other risk factors included in the reports filed with the SEC by EPD and EPE. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. Except as required by law, neither EPD or EPE intends to update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

Transaction Summary Enterprise Products Partners L.P. (NYSE: EPD) and Enterprise GP Holdings L.P. (NYSE: EPE) have agreed to merge. EPD will acquire all outstanding EPE units through a unit-for-unit exchange whereby EPE unitholders would receive 1.50 EPD units for each EPE unit Transaction value: approximately $9.1 billion Cancels EPD GP's incentive distribution rights, 2% GP partner interest and approximately 21.6 million EPD units owned by EPE 39.0 million ETE units owned by EPE are retained by EPD EPD to refinance approximately $1.1 billion of EPE debt on a long-term basis Represents an approximate 16% premium to EPE's last closing price Represents a substantial increase in distributions to EPE unitholders, approximately 54% based on EPD and EPE's respective cash distributions paid in August 2010 An affiliate of privately-held Enterprise Products Company ("EPCO") will waive distributions on certain EPD common units for five years following the merger totaling over $275 million of waived distributions based on August 2010 distribution rate Certain affiliates of EPCO that own approximately 76% of total EPE units outstanding have executed a support agreement to vote in favor of the merger EPD management recommends quarterly distribution rate increases to $0.5825 per unit and $0.59 per unit for the distributions with respect to the 3rd and 4th quarter of 2010, respectively

Simplifies Ownership Structure Current Ownership Structure Post Merger Ownership Structure

Strategic Rationale and Benefits to EPD Lowers EPD's long-term cost of capital by permanently cancelling EPD GP's incentive distribution rights Enhances cash accretion from investments in organic growth projects and acquisitions Allows EPD to maintain its competitive position when pursuing growth opportunities Reduces complexity of partnership structure Enhances transparency for debt and equity investors Unit-for-unit exchange finances approximately 88% of $9.1 billion purchase price with EPD equity Annual synergies of approximately $6 million primarily from eliminating public company expenses associated with EPE Lower Cost of Capital Simplifies Structure Maintains Flexibility Cost Savings

Unit-for-unit exchange provides EPE unitholders with a value premium of approximately 16% based on closing prices of EPE and EPD units on September 3, 2010 Provides EPE with a substantial increase in distributions of approximately 54% based on EPE and EPD cash distributions paid in August 2010 EPD's average daily trading volume is almost 10 times EPE's EPD units are less volatile than EPE units Opportunity to benefit from potential EPD unit price appreciation and distribution growth through ownership of EPD units which should benefit from the lower cost of capital associated with permanent cancellation of the GP incentive distribution rights Benefits to EPE Increase in Value & Distributions More Liquidity & Less Volatility Opportunities from EPD Ownership

EPCO Distribution Waiver

Key Transaction Steps and Timeline September 2010 Executed merger and related agreements September 3rd File joint registration statement and S-4 / Proxy December 2010 Conduct EPE unitholder meeting Close Merger Merger agreement may be terminated by either party if not closed on or prior to December 31, 2010. Support agreement subject to merger closing on or before December 31, 2010.